Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Digital Realty Trust, Inc.

and

The Board of Directors of the General Partner

Digital Realty Trust, L.P.:

We consent to the use of our reports dated February 25, 2019, with respect to:

(i)

The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule III, properties and accumulated depreciation;

(ii)	The effectiveness of Digital Realty Trust, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2018; and

(iii)

The consolidated balance sheets of Digital Realty Trust, L.P. and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of income, comprehensive income, capital, and cash flows for each of the years in the three-year period ended December 31, 2018, and the related notes and financial statement schedule III, properties and accumulated depreciation, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

Our report dated February 25, 2019, on the effectiveness of internal control over financial reporting as of December 31, 2018, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of Digital Realty Trust, Inc.’s internal control over financial reporting as of December 31, 2018, Ascenty’s internal control over financial reporting associated with total assets of approximately $2 billion and total revenues of $3 million included in the consolidated financial statements of Digital Realty Trust, Inc. and subsidiaries as of and for the year ended December 31, 2018. Our audit of internal control over financial reporting of Digital Realty Trust, Inc. also excluded an evaluation of Ascenty’s internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California

January 23, 2020